Exhibit 10.11

AMENDMENT TO LONG RANGE PERFORMANCE INCENTIVE PLAN

THE TJX COMPANIES, INC.

Solely for the purpose of the special Awards made on September 7, 2005, Section 5 of the Corporation’s Long Range Performance Incentive Plan is amended to permit Awards with a two-year performance cycle consisting of FYE ‘07 and FYE ‘08 rather than a three-year performance cycle.